AGENCY AGREEMENT

September 25, 2009

Bridgeport Ventures Inc.
608 St. Germain Avenue
Toronto, Ontario
M5M 1X5

Attention: Steven Mintz, President

Dear Sirs:

The undersigned, Toll Cross Securities Inc. (the **"Agent"**), understands that Bridgeport Ventures Inc. (the "**Company**") proposes to issue and sell a minimum of 4,000,000 and a maximum of 6,000,000 units of the Company (individually a **"Unit"** and, collectively, the "**Units**") subject to the terms and conditions set out below. Each Unit shall consist of one Common Share (as hereinafter defined)(each such Common Share included in a Unit a **"Unit Share"**) and one common share purchase warrant (individually a "**Warrant**" and, collectively, the "**Warrants**"). The Warrants shall be issued pursuant to, and governed by, the Warrant Indenture (as hereinafter defined). Each Warrant shall entitle the holder to acquire one additional Common Share (individually a "**Warrant Share**" and, collectively, the "**Warrant Shares**") at a price of Cdn$0.50 per Warrant Share until 5:00 p.m. (Toronto time) on the date which is five years after the Closing Date (as hereinafter defined).

Upon and subject to the terms and conditions set forth herein, the Agent hereby agrees to act, and upon acceptance hereof the Company hereby appoints the Agent, as the Company's exclusive agent to offer for sale on behalf of the Company (the "**Offering**") a minimum of 4,000,000 and a maximum of 6,000,000 Units at a price of Cdn$0.20 per Unit (the "**Issue Price**") for aggregate minimum gross proceeds of Cdn$800,000 and maximum gross proceeds of Cdn$1,200,000, and agrees to use its reasonable best efforts, without underwriter liability, to arrange for purchasers for the Units resident in the Selling Jurisdictions (as hereinafter defined).

In consideration of the Agent's services to be rendered in connection with the Offering, including assisting in preparing documentation relating to the Units including the Preliminary Prospectus and the Final Prospectus (in each case as hereinafter defined), distributing the Units, directly and through other investment dealers and brokers, the Company agrees to: (i) pay to the Agent a cash commission (the "**Agent's Fee**") equal to 7.0% of the aggregate gross proceeds of the sale of the Units, and (ii) issue to the Agent such number of compensation warrants (the "**Compensation Warrants**") as is equal to 7.0% of the number of Units sold pursuant to the Offering. Each Compensation Warrant shall entitle the holder thereof to acquire one Unit (a "**Compensation Warrant Unit**") at the Issue Price at any time prior to 5:00 p.m. (Toronto time) on the first Business Day which is not less than 18 months after the Closing Date. The Agent shall have the right (but not the obligation) to elect at any time up to the Time of Closing (as hereinafter defined) to receive up to 50% of the Agent's Fee in the form of Units, at a deemed price of Cdn$0.20 per Unit. For greater certainty, the Units issuable in satisfaction of the Agent's Fee shall be in addition to the maximum number of Units issuable pursuant to the Offering. The obligation of the Company to pay the Agent's Fee and issue the Compensation

Warrants shall arise at the Time of Closing (as hereinafter defined) and the Agent's Fee and Compensation Warrants shall be fully earned by the Agent at that time.

The Company agrees that the Agent will be permitted to appoint, at its sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, in each case acceptable to the Company, acting reasonably, as its agents to assist in the Offering in the Qualifying Province (as hereinafter defined) and that the Agent may determine, and shall be solely responsible for, the remuneration payable to such other dealers appointed by it.

This offer is conditional upon and subject to the additional terms and conditions set forth below.

1. Interpretation

1.1 **Definitions:** Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"**Agent**" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Agent's Fee" shall have the meaning ascribed thereto in the third paragraph of this Agreement;

"**Agreement**" means the agreement resulting from the acceptance by the Company of the offer made by the Agent by this letter;

"**Applicable Securities Laws**" means, collectively, the applicable securities laws of the Qualifying Province, its regulations, rulings, rules, orders and prescribed forms thereunder, the applicable policy statements issued by the Securities Commission thereunder and the securities legislation of and policies issued by each other relevant jurisdiction;

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business;

"**Closing Date**" means October 7, 2009 or such earlier or later date as the Company and the Agent may agree, but in any event no later than as allowable under Applicable Securities Laws and regulations and as agreed to by the Company and the Agent;

"**Common Shares**" means common shares in the capital of the Company, as constituted on September 25, 2009;

"**Company**" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"**Company's Information Record**" means all information contained in any press release, material change report (excluding any confidential material change report), financial statements or other document of the Company which has been publicly filed by or on behalf of the Company pursuant to Applicable Securities Laws or otherwise and all documents and information which has been provided to the Agent and its counsel by or on behalf of the Company;

"Compensation Warrant Certificates" means the definitive form of certificates representing the Compensation Warrants;

"Compensation Warrants" shall have the meaning attributed to such item on page 1 of this Agreement;

"Compensation Warrant Units" shall have the meaning attributed to such item on page 1 of this Agreement;

"Debt Instrument" means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

"**Distribution Period**" means the period commencing on the date of this Agreement and ending on the date on which all of the Units to be issued pursuant to the Offering have been sold by the Agent to the public;

"**Engagement Letter**" means the letter agreement dated as of August 25, 2009 between the Company and the Agent relating to the Offering;

"**Final Prospectus**" means the (final) prospectus of the Company qualifying the distribution of the Units;

"**Gold Rock Property**" has the meaning ascribed to such term in the Final Prospectus;

"**including**" means including without limitation;

"Material Agreement" means any material note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), joint venture instrument, lease or other document, including licence agreements to which the Company is a party and which is material to the Company;

"**material change**" means a material change for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a change in the business, operations or capital of the Company that would reasonably be expected to have a significant effect on the market price or value of any of the Company's securities and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

"**material fact**" means a material fact for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Company's securities;

"McCart Property" has the meaning ascribed to such term in the Final Prospectus;

"**McCart Technical Report**" means the technical report dated July 20, 2009 entitled "A Report to NI 43-101 Standards on the McCart Property, Ontario, Canada for Bridgeport Ventures Inc." and prepared by Kevin Montgomery, M.Sc.(A), P. Geo., for the Company in respect of the McCart Property;

"**misrepresentation**" means a misrepresentation for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means (i) an untrue statement of a material fact, or (ii) an omission to state a

material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"**Offering**" shall have the meaning ascribed thereto in the second paragraph of this Agreement;

"**Offering Documents**" means, collectively, the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

"**person**" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"**Preliminary Prospectus**" means the preliminary prospectus of the Company dated August 31, 2009 prepared in connection with the qualification of the distribution of the Units and the Compensation Warrants;

"**Purchasers**" means, collectively, each of the purchasers of Units arranged by the Agent pursuant to the Offering, including, if applicable, the Agent;

"**Qualifying Province**" means the Province of Ontario;

"**Securities Commission**" means the Ontario Securities Commission;

"**Selling Group**" means, collectively, those registered dealers appointed by the Agent to assist in the Offering as contemplated in the fourth paragraph of this Agreement;

"**Selling Jurisdictions**" means the Qualifying Province and such other jurisdictions as the Agent and the Company may agree;

"**Units**" shall mean the Units as defined in the first paragraph of this Agreement, together with such Units, if any, which are issued in partial satisfaction of the Agent's Fee in accordance with the terms hereof;

"**subsidiary**" shall have the meaning ascribed thereto in the *Securities Act* (Ontario);

"**Supplementary Material**" means, collectively, any amendment to the Final Prospectus, any amended or supplemental prospectus or ancillary material required to be filed with the Securities Commission in connection with the distribution of the Units and any material incorporated therein by reference;

"**Survival Limitation Date**" means the later of:

(i) the second anniversary of the Closing Date; and

(ii) the latest date under the Applicable Securities Laws relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

"**Time of Closing**" means 8:00 a.m. (Toronto time) on the Closing Date;

"**Transfer Agent**" means Valiant Trust Company;

"**Units**" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"**Unit Shares**" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"**Warrant Indenture**" means the warrant indenture dated as of September 25, 2009 between the Company and the Transfer Agent, in its capacity as warrant agent;

"**Warrants**" shall have the meaning ascribed thereto in the first paragraph of this Agreement; and

"**Warrant Shares**" shall have the meaning ascribed thereto in the first paragraph of this Agreement.

1.2 **Division and Headings:** The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3 **Governing Law:** This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.4 **Currency:** Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

2. Nature of Transaction

2.1 Each Purchaser resident in the Qualifying Province shall purchase the Units pursuant to the Final Prospectus, and each other Purchaser shall purchase in accordance with such procedures as the Company and the Agent may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to secure compliance with all Applicable Securities Laws on a timely basis in connection with the distribution of the Units. The Agent agrees to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.

3. Covenants and Representations of the Agent

3.1 The Agent covenants with the Company that it will (and will use its commercially reasonable best efforts to cause the members of the Selling Group to):

(i) conduct activities in connection with arranging for the sale and distribution of the Units in compliance with all Applicable Securities Laws and the provisions of this Agreement;

(ii) not, directly or indirectly, sell or solicit offers to purchase the Units or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering materials in any country or jurisdiction so as to require registration or filing of a prospectus with respect thereto or compliance by the Company with regulatory requirements (including any continuous disclosure obligations) under the laws of, or subject the Company (or any of its directors, officers or employees) to any inquiry, investigation or proceeding of any securities regulatory authority, stock exchange or other authority in, any jurisdiction (other than the filing of the Preliminary Prospectus and the Final Prospectus in the Qualifying Province);

(iii) use reasonable best efforts to complete and to cause the members of the Selling Group, if any, to complete the distribution of the Units as soon as reasonably practicable; and

(iv) upon the Company obtaining the necessary receipts therefor from the Securities Commission, deliver one copy of the Final Prospectus and any Supplementary Material to each of the Purchasers.

3.2 The Agent shall notify the Company when, in its opinion, the Agent and Selling Group have ceased distribution of the Units (and in any event such notice shall be given no later than 10 days after the Closing Date) and, if required for regulatory compliance purposes, provide a breakdown of the number of Units distributed and proceeds received (A) in the Qualifying Province, and (B) in any other jurisdiction. Notwithstanding any other provision in this Agreement, the Company reserves the right to close the subscription books at any time once the minimum Offering is achieved and may accept or deny at its discretion any subscription received.

4. Representations, Warranties and Covenants of the Company

4.1 The Company hereby represents, warrants and covenants to and with the Agent that:

4.1.1 General Matters

(a) the Company (i) has been duly incorporated under the *Business Corporations Act* (Ontario) and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under such Act; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Units and Compensation Warrants, enter into each of this Agreement, the Warrant Indenture and the Compensation Warrant Certificates and to carry out its obligations hereunder and thereunder;

(b) the Company has no subsidiaries;

(c) no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company;

(d) the Company is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations (including all material applicable

Canadian federal, provincial, municipal, and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including but not limited to relevant exploration, concessions and permits) of each jurisdiction in which its business is carried on and it is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which could have an adverse material effect on the Company and all such licences, registrations and qualifications will at the Time of Closing be valid, subsisting and in good standing;

(e) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Company so as to validly issue and sell the Units and Compensation Warrants and to reserve to Compensation Warrant Units for issuance upon due exercise of the Compensation Warrants;

(f) all consents, approvals, authorizations and corporate action have been taken and all necessary documents have been delivered and executed with respect to the Offering, other than the approval of the TSX Venture Exchange;

(g) the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Warrant Certificates, and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Company and this Agreement, the Warrant Indenture and the Compensation Warrant Certificates have been, or will at the Time of Closing have been, executed and delivered by the Company and constitute, or at the Time of Closing will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors' rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the *Limitations Act, 2002* (Ontario);

(h) the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Warrant Certificates, the fulfilment of the terms hereof and thereof by the Company and the issuance, sale and delivery of the Units to be issued and sold by the Company at the Time of Closing to the Purchasers and the issuance and delivery of the Compensation Warrants to the Agent, do not and will not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission or other third party, except such as have been obtained or such as may be required (and shall be obtained prior to the Time of Closing) under Applicable Securities Laws or stock exchange regulations;

(i) the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Warrant Certificates, the fulfilment of the terms hereof and thereof by the Company and the issuance, sale and delivery of the Units to be issued, delivered and sold by the Company at the Time of Closing to the Purchasers and the issuance and delivery of the Compensation Warrants to the Agent do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or constitution of the Company or the resolutions of the shareholders or directors of the Company or with the terms of any Debt Instrument, Material Agreement, mortgage, note, indenture, instrument, lease or other material document to which the Company is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to it, which breach or default would have a material adverse effect on the Company;

(j) the Unit Shares included in the Units to be issued and sold as hereinbefore described have been, or prior to the Time of Closing will be, authorized for issuance and, upon payment of the issue price for the Units and when certificates for the Unit Shares are countersigned by the Transfer Agent and issued, delivered and paid for, the Unit Shares will be validly issued and fully paid, and all statements made in the Final Prospectus describing the Units, Unit Shares and Warrants (including their attributes) will be accurate in all material respects;

(k) the Warrants included in the Units to be issued and sold as hereinbefore described have been, or prior to the Time of Closing will be, validly created and authorized for issuance, and all statements made in the Final Prospectus describing the Warrants will be accurate in all material respects;

(l) the Compensation Warrants to be issued to the Agent have been, or prior to the Time of Closing will be, authorized for issuance and all statements made in the Final Prospectus describing the Compensation Warrants will be accurate in all material respects;

(m) the Compensation Warrant Units to be issued and sold upon exercise of the Compensation Warrants have been, or prior to the Time of Closing will be, duly reserved for issuance and, upon payment of the exercise price therefore and when certificates for the Unit Shares and Warrants comprising the Compensation Warrant Units are countersigned by the Transfer Agent and issued, delivered and paid for, the Unit Shares and Warrants comprising the Compensation Warrant Units will be validly issued and fully paid, and all statements made in the Final Prospectus describing the Compensation Warrant Units (including their attributes) will be accurate in all material respects.

(n) the authorized capital of the Company consists of an unlimited number of Common Shares, of which, as of September 25, 2009, 8,045,000 Common Shares were issued and outstanding as fully paid shares of the Company;

(o) the Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will materially and adversely affect the

business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company;

(p) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Units (or the Unit Shares or Warrants included therein) or the trading of any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the best of the Company's knowledge, information and belief, threatened;

(q) the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares or Warrants on or from any securities exchange, market or trading or quotation facility on which the Common Shares or Warrants are then listed or quoted and the Company shall comply with the rules and regulations thereof;

(r) except as disclosed in the Final Prospectus, no person now has any agreement or option or right or privilege (whether at law, preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(s) since April 30, 2009, except as disclosed in the Final Prospectus:

(i) there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company other than as described in the Final Prospectus;

(ii) there has not been any material change in the capital stock or long-term debt of the Company; and

(iii) the Company has carried on its businesses in the ordinary course;

(t) the financial statements contained in the Final Prospectus present fairly, in all material respects, the financial condition of the Company for the periods then ended;

(u) there are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or any subsidiary) pending or threatened against or affecting the Company at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign;

(v) the Company does not have any liabilities, direct or indirect, contingent or otherwise, not disclosed in the Final Prospectus which materially adversely affects the Company or would reasonably be expected to have a material adverse effect. Without limiting the generality of the foregoing, the Company does not have any material obligation or liability except as disclosed in the Final Prospectus or those arising in the ordinary course of business none of which is materially adverse to the Company;

(w) to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company;

(x) the Company will at the Time of Closing be, a "reporting issuer", not included in a list of defaulting reporting issuers maintained by the Securities Commission and in particular, without limiting the foregoing, the Company has at all relevant times complied with its obligations to make timely disclosure of all material changes relating to it, no such disclosure has been made on a confidential basis that is still maintained on a confidential basis, and there is no material change relating to the Company which has occurred and with respect to which the requisite material change report has not been filed with the Securities Commission, except to the extent that the Offering constitutes a material change;

(y) the information and statements set forth in the Preliminary Prospectus and the Final Prospectus are true, correct and complete in all material respects and do not contain any misrepresentation as of the date of such information or statement; the Company is not aware of any material inaccuracies in any document included in the Company's Information Record as considered at the time the relevant document was made; and the Company has not filed any confidential material change reports or similar confidential report with the Securities Commission that is still maintained on a confidential basis;

(z) the auditors of the Company who audited the financial statements of the Company contained in the Final Prospectus are independent public accountants as required by the Applicable Securities Laws;

(aa) there has not been any "reportable event" (within the meaning of National Instrument 51-102) with the present or any former auditor of the Company;

(bb) all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "**Taxes**") due and payable by the Company have been paid except for where the failure to pay such taxes would not constitute an adverse material fact of the Company or result in an adverse material change to the Company. All tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and materially accurate and no material fact or facts have been omitted therefrom which would make any of them misleading except where the inaccuracy or failure to file such documents would not constitute an adverse material fact of the Company or result in an adverse material change to the Company. To the best of the knowledge of the Company, no examination of any tax return of the Company is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact of the Company or result in an adverse material change to the Company;

(cc) neither the Company, nor to the best of the Company's knowledge, information and belief, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by the Company or such other person under any Debt Instrument, Material Agreement, agreement, or arrangement (including all joint venture agreements) to which the Company is a party or otherwise bound which could have a material adverse effect on the Company and all such contracts, agreements or arrangements (including all joint venture agreements) are in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company or, to the best of the Company's knowledge, information and belief, any other party;

(dd) the net proceeds of the Offering will be used as described in the Final Prospectus;

(ee) the Company will use its best efforts to maintain its status as a "reporting issuer" (or the equivalent thereof) not in default of the requirements of the Applicable Securities Laws of the Qualifying Province to the date which is five years following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a "reporting issuer" so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or the holders of the Common Shares have approved the transaction;

(ff) the Transfer Agent at its principal transfer office in the City of Toronto, Ontario has been appointed the registrar and transfer agent for each of the Common Shares and the Warrants;

(gg) except as disclosed in the Final Prospectus, none of the directors or officers of the Company, any known holder of more than ten per cent of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the *Securities Act* (Ontario)), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company;

(hh) other than the Agent pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(ii) except as set out in the Final Prospectus, the Company is not party to any material Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm's length with them; and

(jj) to the best of the Company's knowledge, the Company's business as now conducted does not, and as currently proposed to be conducted will not, infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. No claim has been made against the Company

alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

4.1.2 Prospectus Matters

(a) the Company will, provided the Agent has taken all action required by it hereunder to permit the Company to do so, use its best efforts to file the Final Prospectus and to obtain a final receipt or decision document from the Securities Commission in respect of the Qualifying Province, and shall have taken all other steps and proceedings that may be necessary in order to qualify the Units for distribution pursuant to the Final Prospectus in the Qualifying Province before the close of business on September 28, 2009 (or such other date or time as may be agreed to in writing by the Company and the Agent);

(b) the Company will deliver from time to time without charge to the Agent as many copies of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material as it may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws in the Qualifying Province and such delivery shall constitute the consent of the Company to the Agent's use of such documents in the Qualifying Province in connection with the distribution or the distribution to the public of the Units, subject to the Agent complying with the provisions of the Applicable Securities Laws in the Qualifying Province and the provisions of this Agreement;

(c) all the information and statements to be contained in the Offering Documents shall, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company and the Units (provided that this representation and warranty is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent specifically for use therein);

(d) no material fact or information has been omitted from the Offering Documents (except facts or information relating solely to the Agent) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made;

(e) at the time of filing and qualification thereof, none of the Offering Documents will contain a misrepresentation (provided that this representation and warranty is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent specifically for use therein);

(f) the Offering Documents shall in all material respects contain the disclosure required by and conform to all requirements of the Applicable Securities Laws in the Qualifying Province;

(g) during and prior to completion of the Distribution Period, the Company will take or cause to be taken all steps and proceedings (including the filing of, and

obtaining the issuance of a final receipt (or a decision document equivalent thereof) for, the Final Prospectus) that may be required under the Applicable Securities Laws of the Qualifying Province to qualify the Units for sale to the public in the Qualifying Province through registrants registered under the Applicable Securities Laws of the Qualifying Province who have complied with the relevant provisions thereof; and

(h) at all times until the completion of the Distribution Period, the Company will, to the satisfaction of counsel to the Agent, acting reasonably, promptly take or cause to be taken all additional steps and proceedings that may be required from time to time under the Applicable Securities Laws of the Qualifying Province to continue to so qualify the Units, in the event that the Units have, for any reason, ceased to so qualify, to again so qualify the Units.

4.1.3 Due Diligence Matters

(a) prior to the filing of the Final Prospectus and any Supplementary Material, the Company will allow the Agent to participate fully in the preparation of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and shall allow the Agent to conduct all due diligence which it may reasonably require to conduct in order to fulfil its obligations and in order to enable it to responsibly execute the certificates required to be executed by it at the end of each of the Preliminary Prospectus, the Final Prospectus and any applicable Supplementary Material;

(b) the Company will promptly notify the Agent in writing if, prior to completion of the Distribution Period, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Agent) or any event or development involving a prospective material change or a change in a material fact or any other material change concerning the Company or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Final Prospectus or any Supplementary Material, as they exist immediately prior to such change, or could render any of the foregoing, as they exist immediately prior to such change, not in compliance with any of the Applicable Securities Laws;

(c) the Company will promptly notify the Agent in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Agent, acting reasonably, provided the Agent has taken all action required by it hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with the Securities Commission in the Qualifying Province a new or amended Final Prospectus or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including any requirements necessary to qualify the distribution in the Qualifying Province of the Units and shall deliver to the Agent as soon as practicable thereafter its reasonable requirements of conformed or commercial copies of any such new or

amended Final Prospectus or Supplementary Material. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Agent, which approval shall not be unreasonably withheld or delayed; provided that the Company will not be required to file a registration statement or otherwise register or qualify the Units for sale or distribution outside Canada;

(d) the Company will in good faith discuss with the Agent as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs; and

(e) the minute books of the Company provided to counsel to the Agent contains copies of all constating documents and all proceedings of securityholders and directors (and committees thereof) and are complete in all material respects;

4.1.4 Mining and Environmental Matters

(a) the Company is in material compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the "**Environmental Laws**") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance ("**Hazardous Substances**");

(b) the Company has obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the "**Environmental Permits**") necessary as at the date hereof for the operation of the businesses carried on or to complete the work program as described under the heading "Properties – Summary of Report on the McCart Property – Recommendations" in the Final Prospectus by the Company, and each Environmental Permit is valid, subsisting and in good standing and the Company is not in material default or breach of any Environmental Permit and, to the best of the knowledge of the Company, no proceeding is pending or threatened to revoke or limit any Environmental Permit;

(c) the Company has not used, except in material compliance with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(d) the Company has not received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law nor is the Company aware of any such notice which has been given to a prior occupant of either the McCart Property or the Gold Rock Property which remains applicable to the Company, and the Company has not settled any allegation of non-compliance short of prosecution, in respect of either such property. There are no orders or directions relating to environmental matters requiring any material work, repairs,

construction or capital expenditures to be made with respect to any of the assets of the Company which are material to the Company, nor has the Company received notice of any of the same;

(e) the Company has not received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws and the Company has not received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites;

(f) the Company owns, controls or has legal rights, as described in the Final Prospectus to, through mining tenements of various types and descriptions, such rights, titles and interests as are materially necessary or appropriate to authorize and enable it to carry on the material mineral exploration activities as currently being undertaken or contemplated and has obtained or, upon performance of all conditions precedent expect to be able to obtain, such rights, titles and interests as may be required to complete the work programs on the McCart Property as described under the heading "Properties – Summary of Report on the McCart Property - Recommendations" in the Final Prospectus and are not in default of such rights, titles and interests;

(g) all assessments or other work required to be performed in relation to the material mining claims and/or concessions and the mining rights of the Company in order to maintain the Company's interest therein, if any, have been performed to date and the Company has complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties in this connection except for any non-compliance which would not either individually or in the aggregate have a material adverse effect on the Company. All such mining claims and mining rights in respect of the McCart Property are in good standing in all material respects as of the date of this Agreement;

(h) except as disclosed in the Final Prospectus, the Company is the legal owner of, and has good and marketable title to, its interest in, as set out in the Final Prospectus, the McCart Property and tenements or assets thereof, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever no other property rights are necessary for the conduct of the business of the Company as currently conducted or contemplated to be conducted. Except as disclosed in the Final Prospectus, and in relation to the McCart Property, the Company knows of no claim or basis for any claim, including a claim with respect to native rights, that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights on the McCart Property and except as disclosed in the Final Prospectus the Company has no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(i) any and all of the agreements and other documents and instruments pursuant to which the Company holds the McCart Property and assets (including any interest in, or right to earn an interest in, any McCart Property), are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in

accordance with the terms thereof, the Company is not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such McCart Property and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no material default under any lease, licence or claim pursuant to which the Company derives an interest in such McCart Property or assets and all taxes required to be paid with respect to such McCart Property and assets to the date hereof have been paid. The interests of the Company in, or rights of the Company to earn an interest in, the McCart Property are not subject to any right of first refusal or purchase or acquisition rights, other than as set forth in the Final Prospectus;

(j) all operations on the McCart Property of the Company since acquisition of any interest in such McCart Property by the Company have been conducted in all material respects in accordance with good mining and engineering practices and all applicable material workers' compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects;

(k) in respect of the McCart Property, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company except for ongoing assessments conducted by or on behalf of the Company in the ordinary course;

(l) there are no claims with respect to native rights currently or, to the best of the knowledge of the Company, pending or threatened with respect to the McCart Property;

(m) the Company made available to the author of the McCart Technical Report, prior to the issuance of the McCart Technical Report for the purpose of preparing the McCart Technical Report, all information requested, and to the knowledge and belief of the Company, no such information contains any material misrepresentation. The Company does not have any knowledge of a material adverse change in any information provided to the author of the McCart Technical Report since the dates that such information was so provided;

(n) to the best of the knowledge of the Company, the McCart Technical Report accurately and completely sets forth all material facts relating to the McCart Project. Since the date of preparation of the McCart Technical Report there has been no change of which the Company is aware that would disaffirm any aspect of the McCart Technical Report in any material respect; and

(o) the Company is in material compliance with the provisions of National Instrument 43-101–Standards of Disclosure for Mineral Projects, and has filed all required technical reports required thereby.

4.1.5 Employment Matters

(a) each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to

or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the "**Employee Plans**") has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws;

(b) all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company; and

(c) there has never been, there is not currently and the Company does not anticipate any labour disruption with respect to the employees or consultants of the Company which is adversely affecting or could adversely affect the exploration or development plans of the Company or the carrying on of the business of the Company.

5. Conditions to Agency Obligation

5.1 The following are conditions of the Agent's obligations to close the sale of the Units by the Company as contemplated hereby, which conditions the Company covenants to exercise its best efforts to have fulfilled on or prior to the Closing Date, which conditions may be waived in writing in whole or in part by the Agent:

(a) the Company will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Company and the Agent, acting reasonably, prior to the Closing Date, it being understood that the Agent will do all that is reasonably required to assist the Company to fulfil this condition;

(b) the Company shall have delivered to the Agent without charge and in such numbers as the Agent may reasonably request, within one Business Day of the issuance of the MRRS decision document or receipt for the Final Prospectus by the Qualifying Province, or such later time as may be agreed upon by the Company and the Agent, in such Canadian cities as the Agent may reasonably request, the reasonable requirements of conformed commercial copies of the Final Prospectus and any Supplemental Material, if applicable, in the English language;

(c) the Company's board of directors will have authorized and approved this Agreement, the Warrant Indenture, the Compensation Warrant Certificates, the sale and issuance of the Units, Compensation Warrants and Compensation Warrant Units upon the due exercise of the Compensation Warrants and all matters relating to the foregoing;

(d) the Company will deliver a certificate of the Company and signed on behalf of the Company, but without personal liability, by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company or such other senior

officers of the Company as may be acceptable to the Agent, acting reasonably, addressed to the Agent and its counsel and dated the Closing Date, in form and content satisfactory to the Agent, acting reasonably, certifying that:

(i) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Units or any of the Company's issued or unissued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of such officers, threatened;

(ii) there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company since the date hereof which has not been generally disclosed;

(iii) no material change relating to the Company, except for the Offering, has occurred with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis;

(iv) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing after giving effect to the transactions contemplated hereby (save and except that the number of issued and outstanding securities of the Company has changed as a result of the transactions contemplated hereby); and

(v) the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied, other than conditions which have been waived by the Agent, at or prior to the Time of Closing;

(e) the Company will have caused a favourable legal opinion to be delivered by its legal counsel addressed to the Agent, in form and substance satisfactory to the Agent acting reasonably and in giving such opinion, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel or to arrange, to the extent appropriate, for separate opinions of local counsel and shall be entitled as to matters of fact to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy with respect to the following matters:

(i) the Company is a "reporting issuer", or its equivalent, in the Qualifying Province and it is not listed as in default of any requirement of the Applicable Securities Laws in the Qualifying Province;

(ii) the Company is a corporation existing under the *Business Corporations Act* (Ontario) and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its property and assets and to execute, deliver and perform its obligations under this Agreement, the Warrant Indenture and the Compensation Warrant Certificates;

(iii) the Company is authorized to issue, among other things, an unlimited number of Common Shares;

(iv) as to the issued and outstanding Common Shares;

(v) the Company has all necessary corporate power, authority and capacity: (i) to execute and deliver this Agreement, the Warrant Indenture and the Compensation Warrant Certificates and perform its obligations hereunder and thereunder; and (ii) to create, issue and sell the Units (including the Units issuable in partial satisfaction of the Agent's Fee), the Compensation Warrants and the Compensation Warrant Units upon the due exercise of the Compensation Warrants;

(vi) all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Preliminary Prospectus and the Final Prospectus and the filing thereof with the Securities Commission;

(vii) the Unit Shares included in the Units for which payment has been received (including, if applicable, the Units issued in partial satisfaction of the Agent's Fee) have been validly issued as fully paid and non-assessable shares in the capital of the Company;

(viii) the Warrants included in the Units for which payment has been received (including, if applicable, the Units issued in partial satisfaction of the Agent's Fee) have been duly and validly created and issued;

(ix) the Compensation Warrants have been duly and validly created and issued;

(x) the Unit Shares included in the Compensation Warrant Units have been reserved and authorized and allotted for issuance upon exercise of the Compensation Warrants; upon issuance of the Unit Shares included in the Compensation Warrant Units for which payment is received by the Company, such Unit Shares will have been validly issued as fully paid and non-assessable shares in the capital of the Company;

(xi) the creation of the Warrants included in the Compensation Warrant Units has been duly authorized, and such Warrants have been reserved and authorized and allotted for issuance upon exercise of the Compensation Warrants; upon issuance of the Warrants included in the Compensation Warrant Units for which payment is received by the Company, such Warrants will have been duly and validly created and issued;

(xii) all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Warrant Certificates, and the performance of its obligations hereunder and thereunder and this Agreement, the Warrant Indenture and the Compensation Warrant Certificates have been executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency and other laws

affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario);

(xiii) the rights, privileges, restrictions and conditions attaching to the Units, Unit Shares, Warrants, Compensation Warrants and Compensation Warrant Units and are accurately summarized in all material respects in the Final Prospectus;

(xiv) all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in the Qualifying Province have been obtained by the Company to qualify the distribution of the Units (including, if applicable, the Units issued in partial satisfaction of the Agent's Fee) and Compensation Warrants in the Qualifying Province through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation;

(xv) the issue by the Company of the Compensation Warrant Units upon exercise of the Compensation Warrants in accordance with the terms thereof is exempt from, or is not subject to, the prospectus and registration requirements of the Applicable Securities Laws and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Applicable Securities Laws;

(xvi) the first trade in, or resale of, as applicable, of the Units Shares or Warrants included in the Compensation Warrant Units to be issued upon exercise of the Compensation Warrants is exempt from, or is not subject to, the prospectus requirements of the Applicable Securities Laws and no filing, proceeding or approval will need to be made, taken or obtained under such laws in connection with any such trade, provided that the trade is not a "control distribution" (as defined in Multilateral Instrument 45-102 – Resale of Securities) and the Company is a reporting issuer at the time of the trade;

(xvii) the form and terms of the certificates representing the Common Shares have been approved by the directors of the Company and comply in all material respects with the *Business Corporations Act* (Ontario);

(xviii) the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Warrant Certificates, the fulfillment of the terms hereof and thereof by the Company and the issuance, sale and delivery of the Units to be issued, delivered and sold by the Company to the Purchasers (and, if applicable, to the Agent in partial satisfaction of the Agent's Fee) and the issuance and delivery of the Compensation Warrants to the Agent

at the Time of Closing, and the issuance, sale and delivery of the Compensation Warrant Units upon the due exercise of the Compensation Warrants do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the constating documents of the Company or the resolutions of the shareholders or directors of the Company or Applicable Securities Laws in the Province of Ontario; and

(xix) the Transfer Agent has been duly appointed as transfer agent and registrar for the Common Shares and the Warrants;

(f) the Agent is satisfied, in its sole discretion, with the due diligence review of the Company and its business operations, performed by itself and its representatives;

(g) the Company will have caused a favourable title opinion with respect to the McCart Property to be delivered, in a form and substance satisfactory to the Agent and its counsel, acting reasonably;

(h) the Company will have caused the Company's auditors to deliver an update of its letter referred to in Section 6.1 below;

(i) the Company will cause its registrar and transfer agent to deliver a certificate as to the issued and outstanding common shares of the Company;

(j) the Company will deliver such further certificates and other documentation as may be contemplated in this Agreement or as the Agent's or its counsel may reasonably require; and

(k) there not having occurred, prior to the Time of Closing, any material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company.

6. Additional Documents Upon Filing of Final Prospectus

6.1 The Company shall cause to be delivered to the Agent, concurrently with the filing of the Final Prospectus and any Supplementary Material, a comfort letter dated the date of the Final Prospectus or any supplementary material, as applicable, from the auditors of the Company and addressed to the Agent and to the directors of the Company, in form and substance reasonably satisfactory to the Agent, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter.

7. Closing

7.1 The Offering will be completed at the offices of the Company's counsel in Toronto at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or

conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Agent, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.

7.2 At the Time of Closing, the Company shall deliver to the Agent:

(a) certificates representing the securities comprising the Units and Compensation Warrants registered as the Agent may direct;

(b) the requisite legal opinions and certificates as contemplated in section 5.1; and

(c) such further documentation as may be contemplated herein or as the Agent or the Securities Commission may reasonably require,

against payment of the aggregate purchase price for the Units, net of the expenses incurred up to the Closing Date (such expenses to be set out in writing for the Company in itemized form), by wire transfer or certified cheque payable to the Company. Any additional expenses of the Agent incurred in connection with the Offering not included in these expenses retained by the Agent shall be paid by the Company forthwith upon invoices being provided therefor.

7.3 All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply with any such terms and conditions in any material respect shall entitle the Agent to terminate its obligations to sell the Units by written notice to that effect given to the Company prior to the Time of Closing. It is understood that the Agent may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Agent, any such waiver or extension must be in writing.

8. Termination of Purchase Obligation

8.1 Without limiting any of the other provisions of this Agreement, the Agent will be entitled, at its sole option, to terminate and cancel, without any liability on its part or on the part of the Purchasers, its obligations under this Agreement to sell the Units, by giving written notice to the Company at any time through to the Time of Closing if:

(a) *due diligence out* – the due diligence investigations performed by the Agent and/or its representatives reveal any material information or fact not generally known to the public which might, in the Agent's sole opinion, acting reasonably, adversely affect the market price of the Units, Common Shares or Warrants, quality of the investment or marketability of the Offering;

(b) *material change* - there shall be any material change in the affairs of the Company, or there should be discovered any previously undisclosed material fact (other than facts relating solely to the Agent) which, in the reasonable opinion of the Agent, has or would be expected to have a significant adverse effect on the market price or value of the Units, Common Shares, Warrants or other securities of the Company;

(c) *disaster out* - (i) any order, inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, any securities regulatory authority or stock exchange against the Company or any of its officers, directors or principal shareholders of the Company or any law or regulation is enacted or changed which in the opinion of the Agent, acting reasonably, operates or threatens to prevent, cease or restrict the issuance or trading of the securities of the Company by the Company, its officers, directors or principal shareholders or materially and adversely affects or will materially and adversely affect the market price or value of the securities of the Company; or (ii) if there should develop, occur or come into effect or existence any event, action, state, accident, condition, terrorist event or major financial occurrence of national or international consequence or any law or regulation which in the reasonable opinion of the Agent seriously adversely affects, or will, or could reasonably be expected to, seriously adversely affect, the financial markets or the business, operations or affairs of the Company;

(d) *market out* – the state of the financial markets in Canada or elsewhere is such that in the reasonable opinion of the Agent, the Units cannot be marketed profitably; and

(e) *breach of this agreement* – the Agent determines that the Company is in breach of a material term, condition or covenant of this Agreement.

The Agent shall make reasonable efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in this section; provided that neither the giving nor the failure to give such notice shall in any way affect the Agent's entitlement to exercise this right at any time to the Time of Closing.

The Agent's rights of termination contained in this section are in addition to any other rights or remedies it may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement.

8.2 If the obligations of the Agent are terminated under this Agreement pursuant to the termination rights provided for in section 8.1, the Company's liabilities to the Agent shall be limited to the Company's obligations under the indemnity, contribution and expense provisions of this Agreement.

9. Indemnity

9.1 The Company hereby covenants and agrees to indemnify and save harmless the Agent, and/or any of its affiliates and subsidiaries and their respective directors, officers, employees, advisors, consultants, shareholders and agents (each being hereinafter referred to as an "**Indemnified Party**"), from and against all losses or damages (other than a loss of profits), claims, damages, liabilities, costs or expenses (including the reasonable fees and expenses of the Agent's counsel that may be incurred in advising with respect to or defending such claim), joint or several, caused or incurred by or arising directly or indirectly from or by reason of:

(a) any misrepresentation or alleged misrepresentation (except as may be contained in any information or statement relating solely to the Agent) contained herein or in the Offering Documents;

(b) any information or statement (except any information or statement relating solely to the Agent) contained in any certificate or document of the Company delivered under this Agreement or pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(c) any omission or alleged omission to state in any certificate or document of the Company delivered under this Agreement or in the Offering Documents of any fact (except facts relating solely to the Agent), required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(d) the non-compliance or alleged non-compliance by the Company with any requirements of the Applicable Securities Laws (other than any non-compliance or alleged non-compliance caused by, arising directly or indirectly from, or in consequence of any action or non-action of the Agent); or

(e) the performance of professional services rendered to the Company by the Agent and/or any Indemnified Party pursuant to the Engagement Letter or this Agreement or otherwise in connection with the matters referred to in this Agreement.

Notwithstanding anything to the contrary contained herein, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) the Agent or an Indemnified Party has been negligent or has committed any fraudulent act in the course of the performance of professional services rendered to the Company by the Agent and/or the Indemnified Party or otherwise in connection with the matters referred to in this Agreement; and

(ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence or fraud referred to in (i).

The Company hereby agrees to waive any right it may have of first requiring the Agent and/or any Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming under this indemnity.

The Company agrees that in case any legal proceeding shall be brought against the Company and/or any Indemnified Party by any governmental commission or regulatory authority, or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Company and/or any Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by any Indemnified Party under this Agreement, any Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by it in connection therewith) and out-of-pocket expenses incurred by it in connection therewith shall be paid by the Company as they occur.

9.2 If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions of section 9.1 or if any potential claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing; but the omission to notify the Company will not relieve the Company from any liability it may otherwise have to the Indemnified Party pursuant to section 9.1 except to the extent the Company is materially prejudiced by such failure to notify. The Company shall thereupon undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel reasonably acceptable to the Agent and/or the applicable Indemnified Party affected and the payment of all reasonable expenses. The Company shall be entitled but not obligated to participate in or assume the defence thereof; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably.

Upon the Company notifying the Indemnified Party in writing of its election to assume the defense and retaining counsel, the Company shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed. Notwithstanding the above, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof; provided that the fees and expenses of such counsel shall be borne by the Indemnified Party unless:

(a) the employment thereof has been specifically authorized in writing by the Company;

(b) the Indemnified Party has been advised by counsel retained by the Company or the Agent that representation of the Company and the Indemnified Party by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Indemnified Party's behalf) or that there is a conflict of interest between the Company and the Indemnified Party or the subject matter of the

action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Company shall not have the right to assume or direct the defence on the Indemnified Party's behalf); or

(c) the Company has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim;

provided that the Company shall not be required to assume the fees and expenses of more than one counsel to all of the Indemnified Parties.

Neither the Company nor any Indemnified Party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent to be promptly considered and not to be unreasonably withheld. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified herein obtained by the Indemnified Party from any other person.

9.3 The rights of indemnity and contribution contained in this Section 9 and Section 10 below shall not enure to the benefit of the Agent or any other Indemnified Party if the Company has complied with the provisions of Sections 4.1.3 and 5.1(b) hereof and the person asserting any claim contemplated by this Section 9 or Section 10 below was not provided with a copy of any Final Prospectus or Supplementary Material by the Agent which corrects any untrue statement or information, misrepresentation or omission which is the basis of such claim and which is required under Applicable Securities Laws to be delivered to such person.

9.4 To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions of section 9.1 in trust for and on behalf of such Indemnified Party.

10. Contribution

10.1 In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in section 9 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Agent, the Company shall contribute to the amount paid or payable by the Agent and/or any Indemnified Party as a result of such loss, damage, claim, liability, cost or expense (including any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agent on the other hand, but also the relative fault of the Company and the Agent, as well as any other relevant equitable considerations; provided that the Company shall in any event contribute to the amount paid or payable by the Agent and/or any Indemnified Party as a result of such loss, damage, claim, liability, cost or expense any excess of such amount over the amount of the consideration received by the Agent pursuant to this Agreement. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation or non-compliance with applicable laws shall not be entitled to contribution from the other party.

Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought

be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Agent or the Company may have by statute or otherwise by law.

10.2 The right of the Company to assume the defence of any claim, action, suit or proceeding shall apply as set forth in section 9.2 hereof, *mutatis mutandis*.

10.3 The Company hereby waives its right to recover contribution from the Agent or any other Indemnified Party with respect to any liability of the Company solely by reason of or arising out of any misrepresentation contained in any of the Offering Documents or the Company's Information Record, other than a misrepresentation included in reliance upon information furnished to the Company by or on behalf of the Agent specifically for use therein or relating solely to the Agent.

10.4 The indemnity and contribution obligations of the Company contained in Sections 9 and 10 hereof shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Agent and/or any Indemnified Party and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agent and any Indemnified Party.

11. Expenses

11.1 Whether or not the Offering is completed (unless the Offering has been terminated due to a breach of this Agreement or an action or omission by the Agent that has resulted in the securities regulatory authorities imposing an order or threatening to impose an order prohibiting the Offering or restricting the Offering in any jurisdiction in which the Offering is being made), the Company will pay all reasonable expenses and fees in connection with the Offering, including all expenses of or incidental to the issue, sale or distribution of the Units, the fees and expenses of the Company's counsel; all costs incurred in connection with the preparation of documents relating to the Offering; and all reasonable expenses and fees incurred by the Agent which shall include the reasonable fees (to a maximum of $25,000 exclusive of GST and disbursements) and disbursements of the Agent's counsel. All reasonable fees and expenses incurred by the Agent or on its behalf shall be payable by the Company immediately upon receiving an invoice therefor from the Agent.

12. Survival of Warranties, Representations, Covenants and Agreements

12.1 All warranties, representations, covenants and agreements of the Company and the Agent herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the sale by the Company of the Units and shall continue in full force and effect for the benefit of the Agent or the Company, as the case may be, regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Agent or on its behalf until the Survival Limitation Date. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Agent by the Company or the contribution obligations of the Agent or those of the Company shall survive and continue in full force and effect, until the Survival Limitation Date.

13. General Contract Provisions

13.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier (fax), as follows:

if to the Company:

Bridgeport Ventures Inc.
608 St. Germain Avenue
Toronto, Ontario
M5M 1X5

Attention: Steven Mintz, President

with a copy to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention: Jennifer L. Campbell
Telecopier Number: (416) 642-7136

or if to the Agent:

Toll Cross Securities Inc.
1 Toronto Street
Suite 200
Toronto, Ontario M5C 2V6

Attention: Rodger Gray
Telecopier Number: (416) 365-1962

with a copy to:

Beach, Hepburn LLP
36 Toronto Street
Suite 1000
Toronto, Ontario M5C 2C5

Attention: Mark F. Wheeler
Telecopier Number: (416) 350-3510

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

13.2 This Agreement constitutes the entire Agreement between the Agent and the Company relating to the subject matter hereof and supersedes all prior agreements between the Agent and the Company with respect to their respective rights and obligations in respect of the Offering, including without limitation the Engagement Letter.

13.3 Time shall be of the essence for all provisions of this Agreement.

13.4 This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

TOLL CROSS SECURITIES INC.

Per: ______________________________
Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

BRIDGEPORT VENTURES INC.

Per: ______________________________
Authorized Signing Officer

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

TOLL CROSS SECURITIES INC.

Per: ______________________________
Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

BRIDGEPORT VENTURES INC.

Per: ______________________________
Authorized Signing Officer